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                               THIRD AMENDMENT TO
                   RECORDKEEPING AND PRICING AGENT AGREEMENTS

         THIS SECOND AMENDMENT TO RECORDKEEPING AND PRICING AGENT AGREEMENT (the "Amendment") is made and entered into as of May 12, 2000 by and among BERGER WORLDWIDE FUNDS TRUST, a Delaware business trust, BERGER WORLDWIDE PORTFOLIOS TRUST, a Delaware business trust, (collectively the "Clients"), AND STATE STREET BANK AND TRUST COMPANY.

                                   WITNESSETH:

         WHEREAS, Berger/BIAM Worldwide Funds Trust and IFTC are parties to that certain Recordkeeping, Pricing Agent and Transfer Agency Agreement dated as of October 3, 1996, as amended by that certain First Amendment to Recordkeeping and Pricing Agent Agreements dated December 1, 1998; Berger/BIAM Worldwide Portfolios Trust and IFTC are parties to that certain Recordkeeping and Pricing Agent Agreement dated as of October 3, 1996, as amended by that certain First Amendment to Recordkeeping and Pricing Agent Agreements dated December 1, 1998, (collectively the "Agreements") whereby Clients appoint IFTC as recordkeeping and pricing agent;

         WHEREAS, IFTC as a wholly owned subsidiary of State Street has been reorganized and the Agreements have been assigned to State Street pursuant to the Assignment, Amendment and Consent dated March 1, 2000;

         WHEREAS, effective May 12, 2000, Berger/BIAM Worldwide Funds Trust has changed its name to Berger Worldwide Funds Trust, and Berger/BIAM Worldwide Portfolios Trust has changed its name to Berger Worldwide Portfolios Trust; and

         WHEREAS, Clients and State Street desire to amend the Agreements upon the following terms and conditions.

         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Clients and State Street hereby agree that each Agreement is amended as follows:

         All references to the Clients in the Agreements are hereby changed as follows:

         Berger/BIAM Worldwide Funds Trust to Berger Worldwide Funds Trust Berger/BIAM Worldwide Portfolios Trust to Berger Worldwide Portfolios Trust

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK & TRUST COMPANY

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

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BERGER WORLDWIDE FUNDS TRUST

By:
   ---------------------------------
Name:   Jack R. Thompson
Title   President



BERGER WORLDWIDE PORTFOLIOS TRUST

By:
   ---------------------------------
Name:  Jack R. Thompson
Title: President